Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of PayPal Holdings, Inc. of our report dated February 4, 2025 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in PayPal Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ PricewaterhouseCoopers LLC

San Jose, California
July 29, 2025

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